As filed with the Securities and Exchange Commission on March 15, 2004 Reg.
                                                               No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                  TISSERA, INC.
             (Exact name of registrant as specified in its charter)


          WASHINGTON                                               91-203475
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              identification No.)


                   17 HATA'ASIA STREET, OR YEHUDA 60212 ISRAEL
               (Address of principal executive offices) (Zip Code)

                ------------------------------------------------

              2004 INCENTIVE STOCK PLAN AND COMPENSATION AGREEMENTS
                              (Full title of plan)

                        --------------------------------

                             DR. VICKI RABENOU, CEO
                               17 HATA'ASIA STREET
                             OR YEHUDA 60212 ISRAEL
                     (Name and address of agent for service)

                          +972-54-544-344/(214)668-1897
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be   offering price     Aggregate offering   Amount of
to be registered      Registered     per share*         Price                Registration fee
---------------------------------------------------------------------------------------------
Common Stock          1,010,000          $4.53             $4,575,300          $579.69
($.0001 par value)
---------------------------------------------------------------------------------------------

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Tissera, Inc. on March 12, 2004.

Prospectus

                                  TISSERA, INC.

                        1,010,000 SHARES OF COMMON STOCK

                            issuable pursuant to the

                          2004 STOCK INCENTIVE PLAN AND

                             COMPENSATION AGREEMENTS

         This prospectus relates to the sale of up to 1,010,000 shares of common stock of Tissera, Inc. offered by certain holders of our securities acquired upon the exercise of warrants issued to such persons pursuant to various employment agreements. Of such shares, we are registering 500,000 shares of common stock to be issued in connection with our 2004 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on the Over the Counter Bulletin Board under the symbol "TSSR." On March 12, 2004, the closing sale price of the common stock was $4.75 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is March 15, 2004.

                                TABLE OF CONTENTS


                                                                            PAGE

Prospectus Summary                                                            4
Risk Factors                                                                  5
Selling Stockholders                                                         10
Plan of Distribution                                                         12
Interests of Named Experts and Counsel                                       13
Incorporation of Certain Documents by Reference                              13
Disclosure of Commission Position on Indemnification For Securities Act
  Liabilities                                                                13
Available Information

                               PROSPECTUS SUMMARY

GENERAL OVERVIEW

Summary
-------

         We develop, test and intend to commercialize tissue transplantation therapies based on an approach employing organ-specific precursor tissues. Our future approach involves harvesting embryonic mammalian tissue at the earliest stage at which stem cells commit to becoming organ-specific precursor tissues and transplanting them in target human organ systems. The technology of tissue transplantation was developed by Prof. Reisner's lab at the Weizman Institute. We entered into a Research and License Agreement with Yeda Research and Development Company Limited, which is located in Rehovot, Israel. Yeda is the technology transfer office of the Weizman Institute of Science. The research is conducted in the Weizmann institute under the supervision of Professor Yair Reisner of the Department of Immunology. We have world wide license that shall expire at the later of (i) the expiration of the patents in the country of sale, or (ii) 15 years from the date of receipt of FDA New Drug Approval in the United States, or the equivalent in any other country in which the products are sold.

         Our principal offices are located at 17 Hata'asia street Or Yehuda 60212 Israel, and our telephone number is +972-3-6344107. We are formed under the laws of the state of Washington.


THE OFFERING

Shares of common stock outstanding prior to this offering...........  22,380,740

Shares offered in this prospectus...................................   1,010,000

Total shares outstanding after this offering........................  23,390,740

Use of proceeds................ We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

RISK FACTORS

RISKS RELATING TO OUR COMPANY

OUR COMPANY HAS A HISTORY OF LOSSES AND WE EXPECT TO INCUR MUCH HIGHER LOSSES FOR THE FORESEEABLE FUTURE.

We were founded on May 31, 2000. We have incurred operating losses in every year of our existence. We incurred net losses of $9,753,759 for the three months ended October 31, 2003, of which $9,009,420 relates to the issuance of warrants in connection with the research and license agreement and the issuance of warrants and shares to service providers, and $30,844 for the year ended July 31, 2003, which losses are continuing. We have not achieved profitability and expect to continue to incur net losses as we develop our new business line. The extent of future losses and the time required to achieve profitability is highly uncertain.

WE HAVE ENTERED INTO A RESEARCH AND LICENSE AGREEMENT WITH YEDA TO OBTAIN THE RIGHTS TO MANUFACTURE, DEVELOP AND SELL PRODUCTS FOR SOLID ORGAN TRANSPLANTATION BASED ON THE RESEARCH OF PROF. REISNER AT THE WEIZMANN INSTITUTE OF SCIENCE AND, IF THIS LICENSE WERE TO BE TERMINATED FOR ANY REASON, INCLUDING FAILURE TO PAY THE REQUIRED ROYALTIES, OUR RESULTS OF OPERATIONS MAY BE SEVERALLY IMPACTED AND WE MAY BE FORCED TO CEASE OUR OPERATIONS.

In connection with the research and license agreement entered with Yeda, we have undertaken to pay to Yeda the following:

     o with regard to the first year of the research period (commencing on April 9, 2003), the amount of US $450,000 of which a non-refundable installment of US $225,000 shall be due and payable on October 9, 2003 and a non-refundable installment of US $225,000 shall be due and payable on January 9, 2004; (These amounts are in addition to $ 450,000 paid earlier, on account of the research for the first year). Stephen - those 2 payments were already paid . Our next due payment is April 1st 2004

     o with regard to the second and third years of the research period, respectively, an amount which shall be not less than US $900,000 and not more than US $1,000,000 per year to be determined by mutual agreement of the parties no later than 30 days prior to the commencement of the relevant year, in four equal three monthly non-refundable installments, payable in advance at the beginning of each three month period during such year.

If the parties fail to reach agreement within the time frame referred to above regarding the amount of the research budget payable for the second or third year of the research period (as the case may be), then the research budget for such year shall be US $900,000 and Yeda shall procure the performance of research for such reduced amount.

We have also agreed that within one year from the date of the Research Agreement, we will submit a development program to Yeda for its approval. We further undertake to use our best efforts to commercialize the licensed products. We also agreed to pay Yeda a license fee as follows:

     o    $50,000 per year commencing on April 9, 2006;

     o    4% of net sales of all products using the licensed technology;

     o 33% of all sublicense fees for all agreements entered into within one year of the Agreement; and o 16% of all sublicense fees for all agreements entered into after such one year period.

If we are unable to raise the required funds or generate revenue from operations to make the above payments, then our license may be terminated by Yeda. If Yeda elects to terminate our license our results of operations may be negatively impacted and we may be forced to cease operations.

IN ORDER TO EXECUTE OUR BUSINESS PLAN, WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

We need to raise additional funds through public or private debt or equity financings to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, we will be unable to execute our business plan and you could lose your investment.

WE DEPEND UPON KEY PERSONNEL, NEED ADDITIONAL PERSONNEL AND IF WE ARE UNABLE TO MAINTAIN OUR CURRENT PERSONNEL OR OBTAIN NEW PERSONNEL OUR RESULTS OF OPERATIONS WILL BE NEGATIVELY IMPACTED

Our success depends on the continuing services of our management team as well as the continuing research of Prof. Reisner. The loss of any of our employees or Prof. Reisner could have a material and adverse effect on our business operations. Additionally, the success of our will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any startup company, there can be no guaranty that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for our company. Our inability to attract and retain key personnel may materially and adversely affect our business operations.

OUR ORGAN TRANSPLANTATION TECHNOLOGY COMPRISES A NEW OPERATING LINE, WHICH HAS A LIMITED OPERATING HISTORY WHICH WILL LIMIT YOUR ABILITY TO EVALUATE OUR OPERATIONS AND PROSPECTS.

We were organized on May 31, 2000 but only recently entered into a Research and License Agreement to market and sell tissue transplant technologies with the Yeda Research and Development Company. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have a limited operating history upon which you may evaluate our operations and prospects. Our limited operating history makes it difficult to evaluate our transplant technology, as well as commercial viability, and market acceptance of our potential products. Our potential success must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and bio-technology businesses specifically.

The transplant technology is on its early developmental stages. It is a new approach that have never been proven to work in Human. We are currently at the research stage where we try our technology on animal models.

LACK OF PROVEN BUSINESS MODEL MAY NOT RESULT IN THE GENERATION OF A NET PROFIT OR REVENUES

To date, we have not generated revenue from the marketing and sale of our licensed tissue transplantation technology. We will need to raise funds to develop, through the Agreement entered with Yeda, its tissue transplantation technology. There can be no assurance, however, that the implementation of such a plan, or that implementation of the overall business plan developed by management, will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability. Failure to properly maintain our system will prevent us from generating meaningful revenues.

WE CANNOT ASSURE MARKET ACCEPTANCE OF OUR TECHNOLOGY, WHICH WILL HAVE A DIRECT ADVERSE AFFECT ON OUR REVENUE AND PROFITABILITY

Our success and competitive position depends upon acceptance of our technology. If the medical industry accepts our technology, we cannot assure our ability to achieve sufficient sales. An inability to achieve sales volume or market acceptance of our technology will materially and adversely affect our business operations.

As we have not commenced marketing and selling the organ transplantation technology, there can be no assurance that an interest will develop in the future. Although we believe there is a demand for our products, there can be no assurance that the medical community and its patients undergoing these procedures will accept our products. In the event thatwe are unable to garner interest in its products, there will be a direct adverse affect on our earnings and profitability.

OUR ABILITY TO COMMERCIALIZE OUR PRODUCTS DEPENDS UPON OUR ABILITY TO PROVE THE EFFICACY AND SAFETY OF OUR PRODUCT ACCORDING TO
GOVERNMENT REGULATIONS

Our present and proposed activities are subject to extensive and rigorous regulation by governmental authorities in the United States and other countries. To clinically test, produce and market medical devices for human use, we must satisfy mandatory procedural and safety and efficacy requirements established by the FDA and comparable state and foreign regulatory agencies. Typically, such rules require that products be approved by the government agency as safe and effective for their intended use prior to being marketed. The approval process is expensive, time consuming and subject to unanticipated delays. Our product candidates may not be approved. In addition, our product approvals could be withdrawn for failure to comply with regulatory standards or due to unforeseen problems after the product's marketing approval.

Testing is necessary to determine safety and efficacy before a submission may be filed with the FDA to obtain authorization to market regulated products. In addition, the FDA imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, Good Manufacturing Practices, record keeping and reporting requirements. The FDA also may require post-marketing testing and surveillance programs to monitor a product's effects. Furthermore, changes in existing regulations or the adoption of new regulations could prevent us from obtaining, or affect the timing of, future regulatory approvals or could negatively affect the marketing of our existing products.

We will not be able to commercialize our products as planned and our operating results will be hurt if any of the following occur:

     o    the regulatory agencies find our testing protocols to be inadequate;

     o the appropriate authorizations are not granted on a timely basis, or at all;

     o the process to obtain authorization takes longer than expected or we have insufficient funds to pursue such approvals;

     o    we lose previously-received authorizations; or

     o    we do not comply with regulatory requirements.

Medical and biopharmaceutical research and development involves the controlled use of hazardous materials, such as radioactive compounds and chemical solvents. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products. In addition, we handle and dispose of human tissue. Although we believe that our safety procedures for handling these materials are adequate, if accidental contamination or injury were to occur, we could be liable for damages.

WE RELY HEAVILY UPON OUR PATENTS AND PROPRIETARY TECHNOLOGY AND IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY OUR RESULTS OF OPERATIONS WILL BE NEGATIVELY IMPACTED.

We rely upon the patent application as filed by Yeda with the U.S. Patent and Trademark Office and the license granted by Yeda. We expect, through Yeda, to aggressively patent and protect our proprietary technologies. However, we cannot be sure that any patents will be issued to us as a result of our domestic or foreign patent applications or that any of our patents will withstand challenges by others. The patent issued to Yeda, if issued at all, and licensed by us may be infringed or third parties may independently develop either the same or similar technology. Similarly, this patent may not provide us with meaningful protection from competitors, including those who may pursue patents which may prevent, limit or interfere with our products or will require licensing and the payment of significant fees or royalties by us to such third parties in order to enable us to conduct our business. We may sue or be sued by third parties regarding patents and other intellectual property rights. These suits are costly and would divert funds and management and technical resources from our operations.

We also rely upon unpatented proprietary technology, know-how and trade secrets and seek to protect them through confidentiality agreements with employees, consultants and advisors. If these confidentiality agreements are breached, we may not have adequate remedies for the breach. In addition, others may independently develop or otherwise acquire substantially the same proprietary technology as our technology and trade secrets.

WE HAVE ENGAGED A NUMBER OF ACADEMIC CONSULTANTS AND, AS A RESULT, WE MAY NOT BE ABLE TO PROTECT THE CONFIDENTIALITY OF OUR TECHNOLOGY, WHICH, IF DISSEMINATED, COULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS

We have relationships with a number of academic consultants who are not employed by us. Accordingly, we have limited control over their activities and can expect only limited amounts of their time to be dedicated to our activities. These persons may have consulting, employment or advisory arrangements with other entities that may conflict with or compete with their obligations to us. Our consultants typically sign agreements that provide for confidentiality of our proprietary information and results of studies. However, in connection with every relationship, we may not be able to maintain the confidentiality of our technology, the dissemination of which could hurt our competitive position and results of operations. To the extent that our scientific consultants develop inventions or processes independently that may be applicable to our proposed products, disputes may arise as to the ownership of the proprietary rights to such information, and we may not win those disputes.

UPON COMMENCEMENT OF SALES AND MANUFACTURING, WE MAY BE SUBJECT TO PRODUCT LIABILITY SUITS AND OUR INSURANCE, IF ANY, MAY NOT BE SUFFICIENT TO COVER DAMAGES

Our business, upon commencement of sales and manufacturing, will exposes us to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of medical products. The use of our products, whether for clinical trials or commercial sale, may expose us to product liability claims or product recall and possible adverse publicity. The level or breadth of our insurance coverage may not be adequate to fully cover potential liability claims. A successful claim or series of claims brought against us in excess of our insurance coverage and the effect of product liability litigation upon the reputation and marketability of our technology and products, together with the diversion of the attention of key personnel, could negatively affect our business.

OUR BUSINESS IS SUBJECT TO THE UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT AND HEALTH CARE REFORM MEASURES WHICH MAY LIMIT MARKET ACCEPTANCE

In both domestic and foreign markets, our ability to market and sell our product candidates will depend, in part, upon the availability of reimbursement from third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. If our products are not considered cost-effective, third-party payors may limit reimbursement. Government and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If government and third-party payors do not provide adequate coverage and reimbursement levels for uses of our products, the market acceptance of our products would be limited.

There have been a number of federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the health care system of the U.S. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for health care goods and services may take in response to any health care reform proposals or legislation. We cannot predict the effect health care reforms may have on our business. We depend in part upon the performance of our licensors and collaborative partners, and any failure on their part to perform or satisfy their obligations to us could lead to delays in the development or commercialization of our licensed tissue transplantation technology

WE CURRENTLY HAVE A LICENSE AGREEMENT WITH YEDA AND, AS A RESULT, WE CANNOT GUARANTEE THAT THEY WILL BE ABLE TO FULFILL THEIR OBLIGATIONS, THAT THEY MAY NOT PROPERLY MAINTAIN AND DEFEND OUR INTELLECTUAL PROPERTY RIGHTS AND THAT YEDA MAY ENCOUNTER CONFLICTS OF INTEREST, CHANGES IN BUSINESS STRATEGY OR OTHER BUSINESS ISSUES, WHICH COULD HAVE A SUBSTANTIAL NEGATIVE IMPACT ON OUR OPERATIONS.

Our efforts to develop, obtain regulatory approval for and market and sell our existing and any future product candidates depend in part upon the performance of Yeda and Prof. Yair Reisner. Currently, we hold a license and collaborative agreements with Yeda. We do not have day-to-day control over the activities of our licensor or collaborative partners and therefore, we face the risk that they may not fulfill their obligations to us. We also face the risk that our licensors and collaborators will not properly maintain and defend our intellectual property rights. Further, our licensors and collaborators may encounter conflicts of interest, changes in business strategy or other business issues, or they may acquire or develop rights to competing products, all of which could limit our ability to commercialize our product candidates and affect our ability to generate product revenues.

Disagreements with our licensors or collaborators could require or result in litigation or arbitration, which could be time-consuming and expensive. If we fail to maintain our existing agreements or establish new agreements as necessary, we could be required to undertake development, manufacturing and commercialization activities solely at our own expense. This would significantly increase our capital requirements and may also delay the commercialization of our product candidates.

COMPETITION IN OUR INDUSTRY MAY NEGATIVELY IMPACT OUR RESULTS FROM OPERATIONS

Dr. Marc Hammerman at the Washington University in St. Louis has been active in developing kidney disease therapies based on transplanted embryonic kidney-precursor cells. A British company, Intercytex Ltd., has licensed this technology and is sponsoring research in Dr. Hammerman's laboratory.

There are companies within the medical community that are researching procedures and medication to cure or slow the diseases that the organ transplantation is geared for. Specifically, there are numerous companies developing drugs or devices to slow down or halt the progression of kidney and liver disease, to treat diabetes and to care for genetic diseases. These companies are developing traditional chemical compounds, new biological drugs, cloned human proteins and other treatments which are likely to impact the markets which we are targeting. We are aware of two companies that have been involved in developing cell transplant technology.

In addition to the foregoing, we face the threat that large and established companies in the medical industry may enter the market at any time. In particular, if we are able to successfully penetrate the market, larger companies may see an opportunity for themselves. These companies may consist of substantially larger companies with greater financial, technical, engineering, personnel and marketing resources, longer operating histories, greater name recognition and larger customer bases than we do. We also may compete with smaller, emerging companies. These companies may have larger, more established customer bases and other competitive advantages. We believe that competitors will be attracted to what we consider to be a niche market. Competition from existing or new competitors could substantially reduce our revenues.

RISKS RELATED TO OUR STOCK

WE HAVE ANTI-TAKEOVER PROVISIONS, WHICH COULD INHIBIT POTENTIAL INVESTORS OR DELAY OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR YOU.

Some of the provisions of our certificate of incorporation, our bylaws and Washington law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

OUR AUDITORS INCLUDED AN EXPLANATORY PARAGRAPH IN THEIR REPORT STATING THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, AND IF WE CANNOT OPERATE AS A GOING CONCERN, OUR STOCK PRICE WILL DECLINE AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our auditors included an explanatory paragraph in their report on our financial statements for the year ended July 31, 2003 which states that, due to recurring losses from operations since our inception, there is substantial doubt about our ability to continue as a going concern. Our financial statements for the three months ended October 31, 2003 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been materially and adversely affected.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than

$5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the Penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders upon exercise of the warrants, if any. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                    SHARES BENEFICIALLY OWNED                      SHARES BENEFICIALLY OWNED
                                       PRIOR TO THE OFFERING                          AFTER THE OFFERING
                                    -------------------------         TOTAL        -------------------------
          NAME                         NUMBER       PERCENT      SHARES OFFERED       NUMBER       PERCENT
-----------------------------        ---------      -------      --------------     ---------      -------
Dr. Vicki Rabenou, CEO(1)            1,865,314        8.33%         400,000         1,465,314       6.26%
Alex Werber, CFO(2)                    100,000         .44%          20,000            80,000        .34%
Robert G. Pico, Director(3)            270,540        1.20%          50,000           220,540        .94%
Meir Segev, Director(3)                270,540        1.20%          40,000           220,540        .94%
All Officers and Directors as
  a group                            2,506,394       11.19%         510,000         1,996,394       8.53%

         * Less than one percent.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Shares owned prior to the offering include the shares issuable upon exercise of the options set forth in the "Total Shares Offered" column. The above percentages are based on 22,380,740 shares of common stock outstanding prior to the offering and 23,390,740 shares of common stock outstanding after the offering.

         Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns. The address of each of the above selling shareholders is c/o Tissera, Inc., 17 Hata'asia street Or Yehuda 60212 Israel.

(1) Pursuant to Dr. Rabenou's employment agreement, Dr. Vicki Rabenou holds a warrant to purchase 5% of the issued and outstanding shares of our company on a fully diluted basis, which shall be calculated upon the date of our completion of $5,000,000 in financing. The warrant vest and become exercisable in 36 equal monthly installments starting on April 1, 2004 in which the first six installment shall be vested and exercisable. The additional 30 installments shall then become vested over a 30 month period. The warrant expires five years after the date they vest and become exercisable, but in any case not later than six (6) months after termination of the reporting person's employment agreement.

(2) In consideration for services provided as CFO, Mr. Werber was granted 100,000 warrants exercisable at $.30 per share.

(3) In consideration of services provided, we granted each director 270,540 warrants exercisable at $1.00 per share.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

     o Reference is made to the Registrant's annual report on Form 10-KSB/A, as filed with the SEC on November 26, 2003, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on January 13, 2004, which is hereby incorporated by reference.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Alex Werber, CFO, Tissera, Inc., 17 Hata'asia street Or Yehuda 60212 Israel.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Washington law, a director or officer of our company shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate the right of our company and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over the Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        1,010,000 SHARES OF COMMON STOCK

                                 ---------------

                                   PROSPECTUS

                                 ---------------

                                 March 12, 2004

         PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION, THE 2004 INCENTIVE STOCK PLAN.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2004 Incentive Stock Plan are available without charge by contacting:

Alex Werber, CFO
Tissera, Inc.
17 Hata'asia Street
Or Yehuda 60212 Israel.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     o Reference is made to the Registrant's annual report on Form 10-KSB/A, as filed with the SEC on November 26, 2003, which is hereby incorporated by reference.

     o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on January 13, 2004, which is hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Washington law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.


ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT
         -------  -------

         4.1      2004 Incentive Stock Plan

         4.2      Employment Agreement between Dr. Vicki Rabenou and Tissera,
                  Inc.

         4.3      Common Stock Purchase Warrant Issued to Robert G. Pico

         4.4      Common Stock Purchase Warrant Issued to Meir Segev

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

         23.1     Consent of Manning Elliot, Chartered Accoutants

         23.2     Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 12, 2004.


                                                 TISSERA, INC.

                                                 /s/ Dr. Vicki Rabenou
                                                 -------------------------------
                                                 Dr. Vicki Rabenou
                                                 CEO

                                                 /s/ Alex Werber
                                                 -------------------------------
                                                 Alex Werber
                                                 CFO


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on March 12, 2004.

                                                 /s/ Meir Segev
                                                 -------------------------------
                                                 Meir Segev
                                                 Director

                                                 /s/ Robert G. Pico
                                                 -------------------------------
                                                 Robert G. Pico
                                                 Director